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                          SOFTWARE LICENSING AGREEMENT


CYBERLINK MONETARY SYSTEM, EST.

WINNERS INTERNET NETWORK, INC.

License Agreement for iChargeit

PROGRAM PRODUCT

PARTICULARS
Program Product(s):

                                                    Invoice address:

CyberLink Monetary Systems, EST.          Attn: WINNERS Administrative Offices
Software for Management and               Landstrasse 161-163
Accounting of Internet Processing         9494 Schaan/Vaduz
                                          Liechtenstein

This agreement dated the 11th day of FEBRUARY 1999 is between Winners Internet Network, Inc. (herein referred to as WINNERS), CyberLink Monetary System, EST (herein referred to as CyberLink) and Licensee (herein referred to as Licensee). This agreement is hereby considered to be amended to concur with the revised terms outlined in the documentation signed by Mr. Jesse Cohen of iChargeit of February 11, 1999 which relate to these specific areas within this Software Licensing Agreement and which is considered an attachment hereto.

Name of Company:  iChargeit

Business Operation:  / /Casino  / /Sportsbook  / /Bingo  / /Lottery
                    /X/CyberMall Shopping

Contact:  JESSE COHEN   Title:  CEO

Tel:  714 969 7135 Fax:  714 969 7035   E-mail:  iChargeit@iChargeit.com


Financial Contact:  JESSE COHEN   Title:  CEO

Tel:     714 969 7135 Fax:  714 969 7035   E-mail:  iChargeit@iChargeit.com


Technical Contact:  JESSE COHEN   Title:  CEO

Tel:  714 969 7135 Fax:  714 969 7035  E-mail:  iChargeit@iChargeit.com


Registered Office Address:  8162 CAPEHOPE CIRCLE, SUITE 201 HUNTINGTON BEACH,
                            CA 92646

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LICENSING FEES:
One Time License Fee:

       Ten thousand..........................................................$10,000 Dollars
       Payable as follows:
       $ 5,000   Deposit upon signing of this agreement pending approval.
                 Funds will be applied toward License fee if approved.
                 Funds will be returned if approval is denied.
       $ 5,000   Upon written notification of Licensee's approval.

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         All payments totaling $10,000 shall be wired as instructed to the benefit of CyberLink Monetary System, EST.

LICENSEE'S OPERATING SYSTEM
System Manufacturer: __________________________________________________________
License Expiry Date: __________________________________________________________
Operating System Type/Version:_________________________________________________
Serial Number(s) of Licensed Processor(s):
Processor 1____________________________________________________________________
Processor 2____________________________________________________________________
Processor Type: / / License Type: Single   / / Processor/Multiple
                / / Processor/Site License / / Multiple Site License
                / / National License

The above Particulars and the grant and acceptance of the License, Special Conditions (if any) and Conditions attached to this form are hereby agreed and the Client hereby undertakes to pay the fees stated in the above Particulars.

For CyberLink Monetary Systems, EST.

     Dr. R.J. Proksch                      Director
--------------------------------------------------------------
Print Name                                  Title

     /s/ R. J. Proksch                     12/3/99
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Signature                                   Dated

For The Licensee:

     Jesse Cohen                         iChargeit CEO
--------------------------------------------------------------
Print Name                                  Title

   /s/ Jesse Cohen                           3/12/99
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Signature                                   Dated

For Winners Internet Network, Inc.

     David K. Skinner Jr.                    CEO
--------------------------------------------------------------
Print Name                                  Title

      /s/ David K. Skinner
--------------------------------------------------------------
Signature                                   Dated
SPECIAL CONDITIONS:

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GRANT OF LICENSE FOR WINNERS SOFTWARE PRODUCT

WINNERS hereby grants to the Client named in the attached Particulars (the "Client") a non-exclusive non-transferable License to process data by means of the Program Product(s) named in the Particulars ("the Software"). WINNERS warrants that they have the exclusive use of the proprietary software for all Internet Shoppers, Players, Vendors and Casino Link Systems providing total and complete management and accounting of all financial transactions representing the Exclusive Shoppers/Player's Tracking System. It is understood that the term "Player" shall also mean Internet Shopper. It also provides safe and reliable currency conversions of worldwide currency for the accessibility of worldwide transactions based upon currency exchange through its proprietary CyberLink Monetary System. The "System" will also provide an online virtual Debit Card System to be coupled with an actual Debit Card Linking and Trust Management System. These instruments are to be used for the online Internet Shopping and for the purpose of handling and processing the Internet flow of money providing detailed audit trails of the flow of transactions and for the administration, management, and processing of Internet Shopping Transactions.

The License hereby granted is subject to the following conditions, the attached Special Conditions (if any) and (insofar as they are not inconsistent) WINNERS' General Conditions which, with the attached Particulars and any documents to which they or any of the foregoing refer, shall comprise the complete agreement between WINNERS and the Client relating to the licensing of the Software for the Client's use, shall replace and discharge all prior representations and agreements (if any) relating to licensing of the Software, and may only be varied on the written authority of WINNERS' contracts manager.

It is agreed that the portion of this License that deals with the processing assumes that favorable and acceptable terms have been reached with CyberLink Monetary System, EST. for participation and use of the Shopping Downtown Internet Site. It is expected that the Licensee will develop said site in accordance with any and all agreements between them and the offices of CyberLink Monetary System. This is considered to be an integral part of this agreement. Breach of these terms will result in immediate cancellation of this contract and forfeiture of all deposits and monies paid by the Licensee.

CONDITIONS

1.       EXTENT OF LICENSE

1.1 This license is effective upon receipt by the Client of a machine-readable copy of the Software and permits loading, use, copying and disclosure of the Software and of information relating to the Software but only to the extent necessary for effective processing by the Client of data in accordance with these conditions and by means of the Software. The Client shall ensure that all copies of and extracts from the Software and its associated documentation made or disclosed by the Client carry WINNERS' copyright notice in the form shown on the original, or such other copyright notices as WINNERS may specify front time to time, and shall ensure that no such notice is deleted.

1.2 If this License is designated in the Particulars as a Single Professor or Multiple Processor License, the Client shall restrict loading and use of the Software to the Licensed Processor(s) designated in the Particulars.

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1.3      If this License is designated in the Particulars as a Site or Multiple
         Site License, the Client shall restrict loading and use of the Software to processors located at the Site(s) specified in the Particulars.

1.4 If this License is designated in the Particulars as a National License the Client may exercise this License on any number of processors within the Licensed Domicile.

1.5 It is agreed that all Licenses submitted will require full and sole approval by WINNERS and the CYBERLINK MONETARY SYSTEM, EST. If a License is not approved, no fees will be due or payable under this Agreement regarding the License submitted for approval. It is understood that all License submissions will have to be approved. The License will not be unreasonably withheld except for due cause such as unacceptable background, prior criminal records, active investigations, poor credit history, poor reputation in the community, false or misleading information on the application, and other such reasons for due cause. Winners will not be liable for the refusal to accept any License application and will consider a priority based upon the full service vs. partial processing services for pecking order approval. No such approval shall be required for the renewal of this Agreement.

1.6 The Licensee asserts that they or any related party to the ownership of said License do not have a criminal record.

2.       CONFIDENCE AND CONTROL OF THE SOFTWARE

2.1 The Software, all associated documentation, and all copies are secret and confidential to WINNERS and shall be retained under the effective control of the Client during the period of this License. Disclosures shall be limited to those members of the Client's staff (including temporary staff) who need access to the Software to enable the Client to exercise this License and who sign written confidence undertakings addressed to WINNERS which undertakings the Client shall procure and enforce for WINNERS' benefit. The Client shall take all measures necessary to maintain confidence and secrecy in the Software during the period of this License and after its termination, however such termination may arise.

3.       OWNERSHIP OF SOFTWARE

3.1 Subject to the rights granted to the Client by this License, the Client acknowledges that all and any proprietary rights in the Software (including but not limited to copyrights, patents, trade marks and trade secrets) and in all associated documentation and other material related to the Software in each case now existing or to be developed by WINNERS or the Client shall remain the sole property of WINNERS.

4.       SUBSTITUTED PROCESSORS

4.1 If any Licensed Processor malfunctions so as to render the Software unusable on it, the Client may temporarily transfer the Software to another processor provided it is under the Client's direct control. The Client shall promptly notify WINNERS of the serial number and location, and the owner and operator's names, of any substituted processor and of the expected period of temporary use. The Client shall cease the temporary use as soon as possible and shall promptly notify WINNERS of such cessation.

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4.2      In the case of Single Processor and Multiple Processor Licenses the
         Client may permanently transfer the Software to another processor or processors equivalent in number to the number of Licensed Processors stated in the Particulars but conditionally on the Client's first seeking WINNERS' consent to the transfer, undertaking to observe such conditions as WINNERS may attach to its consent for the protection of WINNERS' interest in the Software, and notifying WINNERS of the serial number(s) of the substituted processor(s) when the transfer has taken effect.

5.       PROHIBITION OF UNAUTHORIZED AND OF DISTRIBUTED PROCESSING

5.1 Except as permitted under a Site, Multiple Site or National License or in accordance with Conditions 4 above (substituted processors), no part of the Software shall be loaded into, transmitted to or used on any processor connected to or communicating with the Licensed Processor(s) or any processor other than the Licensed Processor(s).

6.       INTEGRITY OF THE SOFTWARE

6.1 The Client shall not enhance or vary any part of the Software nor procure or permit the whole or any part of the Software (whether in its original or in any enhanced or varied form) to be incorporated into any other software or computer system.

7.       PERSONAL LICENSE

7.1 This License is personal to the Client and the Client shall not assign or transfer any interest in it or grant any right under it to any third party or seek to exercise this License for the benefit or on the data of any third party.

8.       INDEMNITIES

8.1 Subject to 9 below, WINNERS warrants to the Client that the Software as supplied by WINNERS will not infringe any copyright, patent or other intellectual property right of any third party. Conditionally upon the Client's promptly giving notice to WINNERS of any claim of alleged infringement and allowing WINNERS to have sole control of negotiations on and any defense of the claim, WINNERS shall in its discretion and at its own cost either compromise or defend the claim and shall hold the Client harmless from any resulting final judgment, order or settlement. WINNERS shall have the right to replace or change the Software so as to avoid infringement and to require the Client to accept a License to use such replaced or changed software in substitution for this License, provided that the software as substituted is substantially suitable for the Client's use.

8.2 WINNERS' maximum liability to the Client under 8.1 above shall not exceed the Package License Fee paid by the Client and specified in the Particulars. If WINNERS becomes aware of a potential claim under 8.1 above WINNERS shall be entitled then or at any time thereafter to discharge its liabilities (including potential, accruing and accrued liabilities) to the Client under 8.1 above by requiring the Client to surrender this License and to cease use of the Software upon WINNERS' paying to the Client a sum equivalent to the maximum amount of WINNERS' liability as stated above.

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9.       PROGRAM FAULTS

9.1 WINNERS' liability for program faults in the Software is limited as set out in the General Conditions. The Client shall give WINNERS adequate opportunities to correct reported faults before using or continuing use of known faulty software.

10.      TERMINATION

10.1 The Client shall be entitled to return the Software to WINNERS on or before the system goes live for processing. The Licensee will have the opportunity to test and approve prior to Acceptance. Once acceptance is made and the system is live for processing the fee is no longer Refundable. No License fee or other charges shall be payable by the Client in respect of the trial and WINNERS shall refund to the Client any payment already made by the Client to WINNERS of or on account of the Package License Fee if rejected during the test phase.

10.2 Subject to 10.1 above and 10.3 below, this License shall continue until the expiry date, if any, specified then until terminated by surrender on thirty days' prior written notice by or on behalf of the Client to WINNERS or until the Client disposes of the Licensed Processor(s) (whichever shall first occur).

10.3 Notwithstanding 10.2 above this License may be terminated at any time by immediate notice and termination by WINNERS to the Client in any of the following circumstances:

         10.3.1 if the Client shall expressly or impliedly repudiate this License by refusing or threatening to refuse to observe any of the conditions to which this License is subject; or

         10.3.2 if the Client shall fail to make payment of any amount due to and invoiced by WINNERS or to observe any of the conditions to which this License is subject and, after the Client's attention has been drawn by notice to such failure, shall fail to remedy the matter to WINNERS' reasonable satisfaction within thirty days of the giving of such notice. Upon default all monies due Winners will be accelerated and the full amount of any amounts due will be accelerated for immediate payment; or

         10.3.3 if the Client shall have a receiver or administrative receiver or administrator appointed or shall enter into liquidation whether compulsory or voluntary or if the Client or any member of the Client partnership shall be unable to pay its debts as and when they fall due or any judgment or execution or other process issued in respect of any judgment against the Client is unsatisfied for fourteen days, or

         10.3.4 if the client is in violation of any territorial law and conducts business in such illegal territory ALL services provided by this agreement will IMMEDIATELY terminate and The Client WILL IMMEDIATELY forfeit all amounts paid for License and or deposited.

10.4 On expiry, surrender or other termination of this License, however such termination may arise, the Client shall cease to load, store, copy or use the Software, shall delete the Software from the Licensed Processor(s) and at WINNERS' option shall either surrender the Software and all documentation and other related materials to WINNERS or shall destroy the Software with all documentation and other related materials and deliver to WINNERS a certificate of comprehensive destruction. The Client shall continue after termination to observe and

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         enforce confidence and secrecy in respect of the Software and its documentation and related materials for the benefit of WINNERS, and however termination may occur it shall not prejudice any Right of action or remedy which may have accrued prior to termination.

11.      LIMITATION OF LIABILITY AND INDEMNITY

11.1 The Client's attention is drawn to the limitation of liability and indemnity provisions contained in the attached General Conditions to which this License is subject.

12.      PRODUCT AND SERVICES

A.       Full Program

These fees for processing also include the processing costs of the shoppers bank card in addition to the complete management and accounting service for the
Vendor:

         - Processing In: - Money from Players Debit Account to the Licensee's site and Debit/Credit Card Processing:
           Rate:  5.5%
         - Withdrawals from the Licensee's site back to the Debit Account for payment to Vendor or return to Customer Debit Account:
           Rate:  2.5%
Additional programs as created by WINNERS and are accepted by the Licensee.

13.      FEES FOR PRODUCT AND PROCESSING SERVICES:

License fees:

     All Licensees are assessed an initial one-time licensing fee of USD $10,000. Each year thereafter, Licensee will be assessed an annual fee of $10,000 for maintenance of the License which will include all upgrades and/or new versions of their software to meet industry technical and graphic advances.










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